For Period ended 12/31/17                   Series 40, 41, 42, 43, 44, 53
File Number 811-7852

Sub-Item 77D(a): Policies with respect to security investments
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                         USAA TARGET RETIREMENT FUNDS
     USAA Target Retirement Income Fund, USAA Target Retirement 2020 Fund,
       USAA Target Retirement 2030 Fund, USAA Target Retirement 2040 Fund USAA Target Retirement 2050 Fund, and USAA Target Retirement 2060 Fund
                       SUPPLEMENT DATED OCTOBER 18, 2017
                           TO THE FUNDS' PROSPECTUS
                               DATED MAY 1, 2017


This Supplement updates certain information contained in the above-dated prospectus for the USAA Target Retirement Funds (the Funds).


Effective as of the date of this Supplement, the Funds may also invest in series of USAA ETF Trust.


With respect to Target Retirement Income Fund:


The first paragraph under the section titled "Principal Investment Strategy" found on page 2 hereby is deleted in its entirety and replaced with the following:


The Fund invests in a selection of USAA mutual funds and exchange-traded funds
(ETFs) (underlying USAA Funds) in a manner consistent with its current asset allocation as depicted in the "lifestyle transition path."


The following paragraph hereby is added before the last paragraph under the section titled "Principal Risks" found on page 4:


The Fund may invest in shares of ETFs, which generally are investment companies that hold a portfolio of common stocks or debt securities the shares of which are traded on an exchange. ETFs incur their own management and other fees and expenses, such as trustees' fees, operating expenses, registration fees, and marketing expenses, a proportionate share of which will be borne indirectly by the Fund. As a result, the Fund's investment in an ETF will cause the Fund to indirectly bear the fees and expenses of the ETF and, in turn, the Fund's performance may be lower than if the Fund were to invest directly in the securities held by the underlying ETFs. In addition, the Fund will be exposed indirectly to all of the risks associated with securities held by the ETFs.


With respect to each of the Target Retirement 2020 Fund, Target Retirement 2030 Fund, Target Retirement 2040 Fund, Target Retirement 2050 Fund, and Target Retirement 2060 Fund:


The first sentence in the first paragraph under the sections of the prospectus titled "Principal Investment Strategy" for each Fund hereby is deleted in its entirety and replaced with the following:


The Fund invests in a selection of USAA mutual funds and exchange-traded funds
(ETFs) (underlying USAA Funds) in a manner consistent with its current asset allocation as depicted in the "lifestyle transition path," based on the years left until retirement.


The following paragraph hereby is added before the last paragraph under the sections of the prospectus titled "Principal Risks" for each Fund:


The Fund may invest in shares of ETFs, which generally are investment companies that hold a portfolio of common stocks or debt securities the shares of which are traded on an exchange. ETFs incur their own management and other fees and expenses, such as trustees' fees, operating expenses, registration fees, and marketing expenses, a proportionate share of which will be borne indirectly by the Fund. As a result, the Fund's investment in an ETF will cause the Fund to indirectly bear the fees and expenses of the ETF and, in turn, the Fund's performance may be lower than if the Fund were to invest directly in the securities held by the underlying ETFs. In addition, the Fund will be exposed indirectly to all of the risks associated with securities held by the ETFs.


With respect to all of the Funds:


The first sentence in the first paragraph of the subsection titled "What is each Fund's Investment Strategy" found on page 43 under the section titled "MORE INFORMATION ON EACH FUNDS' INVESTMENT STRATEGY" hereby is deleted in its entirety and replaced with the following:



Each Fund invests in a selection of USAA mutual funds and exchange-traded funds
(ETFs) (underlying USAA Funds) in a manner consistent with its current asset allocation as depicted in the lifestyle transition path.


The first sentence in the second paragraph of the subsection titled "ETFs Risk" found on pages 45-46 under the section titled "RISKS" hereby is deleted in its entirety and replaced with the following:


A Fund may invest in "passive" ETFs that invest in the securities and sectors contained in the indexes they seek to track without regard for or analysis of the prospects of such securities or sectors.


The following disclosure hereby is added to the section titled "RISKS" under the heading "To the extent a target retirement fund has exposure to equity securities through investment in the underlying USAA Funds, it is subject to the following risks:" found on page 49:


Large-Cap Company Risk: Investments in large capitalization companies may go in and out of favor based on market and economic conditions and may underperform other market segments. Some large-cap companies may be unable to respond quickly to new competitive challenges and attain the high growth rate of successful smaller companies, especially during extended periods of economic expansion. As such, returns on investments in stocks of large-cap companies could trail the returns on investments in stocks of small- and mid-cap companies.


Momentum Risk: Momentum investing entails investing more in securities that have recently had higher total returns and investing less in securities that have had lower total returns. These securities may be more volatile than a broad cross-section of securities, and momentum may be an indicator that a security's price is peaking. Momentum can turn quickly and cause significant variation from other types of investments. A fund may experience significant losses if momentum stops, turns or otherwise behaves differently than predicted.


Value Risk: Value investing entails investing in securities that are inexpensive (or "cheap") relative to other stocks in the universe based on ratios such as earnings to price or book to price and shorting securities that are expensive based on the same ratios. There may be periods when value investing is out of favor, and during which the investment performance of a fund using a value strategy may suffer. In addition, value stocks are subject to the risks that their intrinsic value may never be realized by the market.


The three paragraphs under the section titled "DESCRIPTION OF UNDERLYING FUNDS" found on page 55 hereby are deleted in their entirety and replaced with the following:


The investments of each Target Retirement Fund are concentrated in underlying USAA Funds, and each Target Retirement Fund's investment performance is directly related to the investment performance of these underlying USAA Funds. Many of these underlying USAA Funds may invest in a mix of securities of domestic and foreign issuers, investment-grade and high-yield bonds, and other securities. As a result, the target asset allocation of each Target Retirement Fund may differ from the actual securities held by the underlying USAA Funds.


Certain underlying USAA Funds have the ability to temporarily depart from their normal investment policies in response to extraordinary market, economic, political, or other conditions. In doing so, the underlying USAA Fund may succeed in avoiding losses, but may otherwise fail to achieve its investment objective, which in turn may prevent a Target Retirement Fund from achieving its investment objective.


The following table gives a brief description of the objective and principal investment strategy of the underlying USAA Funds. The table is not a complete list of the underlying USAA Funds in which the Target Retirement Funds may invest. The Adviser may invest the assets of each Target Retirement Fund in other underlying USAA Funds without notice or shareholder approval.


Additional investment practices are described in more detail under the Investment Policies in the Target Retirement Funds' SAI and in each underlying USAA Fund's prospectus.



The following funds hereby are added to the table under the section titled "DESCRIPTION OF UNDERLYING FUNDS" found on page 56:



Funds                             Objective/Strategy



USAA MSCI USA Value               seeks to provide investment results that
Momentum Blend Index ETF          closely correspond, before fees and expenses,
                                  to the performance of the MSCI USA Select value Momentum Blend Index

USAA MSCI USA Small Cap           seeks to provide investment results that
Value Momentum Blend Index        closely correspond, before fees and expenses,
ETF                               to the performance of the MSCI USA Small Cap
                                  select Value Momentum Blend Index

USAA MSCI International Value     seeks to provide investment results that
Momentum Blend Index ETF          closely correspond, before fees and
                                  expenses, to the performance of the MSCI World ex USA Select Value Momentum Blend Index


USAA MSCI Emerging Markets        seeks to provide investment results that
Value Momentum Blend Index        closely correspond, before fees and
ETF                               expenses, to the performance of the MSCI
                                  Emerging Markets Select Value Momentum Blend
                                  Index

USAA Core Short-Term Bond         seeks high current income consistent with
ETF                               preservation of principal


USAA Core Intermediate-Term       seeks high current income without undue risk
Bond ETF                          to principal




PLEASE RETAIN THIS SUPPLEMENT FOR YOUR FUTURE REFERENCE.



                                                             98815-1017

                            USAA MUTUAL FUNDS TRUST



     USAA Target Retirement Income Fund, USAA Target Retirement 2020 Fund,
       USAA Target Retirement 2030 Fund, USAA Target Retirement 2040 Fund USAA Target Retirement 2050 Fund, and USAA Target Retirement 2060 Fund
                       SUPPLEMENT DATED OCTOBER 18, 2017
                  TO THE STATEMENT OF ADDITIONAL INFORMATION
                               DATED MAY 1, 2017


This supplement (Supplement) updates certain information contained in the above-referenced Statement of Additional Information for the USAA Target Retirement Funds (the Funds).


Effective as of the date of this Supplement, the Funds also may invest in series of USAA ETF Trust.


The first paragraph under the subsection titled "Exchange-Traded Funds (ETFs)" found on page 11 under the section titled "INVESTMENT POLICIES" hereby is deleted in its entirety and replaced with the following:


A Retirement Fund and/or Underlying Fund may invest in ETFs, which are, with a few exceptions, open-end investment companies that trade throughout the day. ETFs trade on stock exchanges and typically track a market index or specific sectors of the stock or bond markets. Because they trade like a stock, they offer trading flexibility desired by both individuals and institutions. The value of the underlying securities held by an ETF is a major factor in determining an ETF's price. However, ETFs do not necessarily trade at their NAV. The price of an ETF also is determined by supply and demand and, as a result, the share price of an ETF may trade at a premium or discount to its NAV.


The third sentence in the second paragraph under the subsection titled "Exchange-Traded Funds (ETFs)" found on page 12 under the section titled "INVESTMENT POLICIES" hereby is deleted in its entirety and replaced with the following:


In addition, an ETF may be a "passive investor" and, therefore, invests in the securities and sectors contained in the index it seeks to track without regard for, or analysis of, the prospects of such securities or sectors.


The subsection titled "Temporary Defensive Policy" found on page 25 under the section titled "INVESTMENT POLICIES" hereby is deleted and replaced with the following:


Temporary Defensive Policy


Each Retirement Fund and certain Underlying Funds may, on a temporary basis because of market, economic, political, or other conditions, invest up to 100% of its assets in investment-grade, short-term debt instruments. Such securities may consist of obligations of the U.S. government, its agencies or instrumentalities, and repurchase agreements secured by such instruments; certificates of deposit of domestic banks having capital, surplus, and undivided profits in excess of $100 million; bankers' acceptances of similar banks; commercial paper; and other corporate debt obligations.



            PLEASE RETAIN THIS SUPPLEMENT FOR YOUR FUTURE REFERENCE.



                                                                    98816-1017